UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	98-0583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

Pursuant to a share exchange agreement (the "Share Exchange Agreement") dated November 3, 2014 and addendum dated March 2, 2015 between Orgenesis Inc. (the “Company”), MaSTherCell SA, Cell Therapy Holding SA (collectively the "Target" or “MaSTherCell”) and each of the shareholders of the Target, the Company closed the Share Exchange Agreement and completed the acquisition of all of the issued and outstanding shares of the Target from the shareholders the Target, effective as of March 2, 2015. MaSTherCell SA and Cell Therapy Holding SA are companies limited by shares incorporated in Belgium. Cell Therapy Holding SA currently owns 50% of the issued and outstanding shares of MaSTherCell SA. The companies were incorporated and launched in 2011.

This Amendment No. 2 on Form 8-K/A provides the financial statements and pro forma financial information as required by Item 9.01 of Form 8-K.

Item 9.01        Financial Statements and Exhibits.

(a)                    Financial Statements of Businesses Acquired.

The audited financial statements of the Target for the years ended November 30, 2014 and 2013 are filed hereto as Exhibit 99.1.

The unaudited financial statements of the Target for the three months ended February 28, 2015 and 2014 are filed as Exhibit 99.2.

(b)                    Pro Forma Financial Information.

The unaudited pro forma condensed financial statements of the Company for the twelve months ended November 30, 2014 and as of and for the three months ended February 28, 2015, giving effect to the acquisition of the Target are filed hereto as Exhibit 99.3.

(d)                    Exhibits.

99.1	Audited financial statements of the Target for the twelve months ended November 30, 2014 and 2013 are filed hereto as Exhibit 99.1

99.2	Unaudited financial statements of the Target for the three months ended February 28, 2015 and 2014 are filed as Exhibit 99.2.

99.3	Unaudited condensed pro forma financial statements of the Company for the twelve months ended November 30, 2014 and as of and for the three months ended February 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:

/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and Secretary

May 15, 2015